UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

April 30, 2021

Date of Report (Date of earliest event reported)

MAGNITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MGNI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

As previously disclosed, on February 4, 2021, Magnite, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with RTL US Holding, Inc., a Delaware corporation (the “Seller”), and, solely for purposes of Article 6 thereof, RTL Group S.A., a Société Anonyme (“Seller Parent”), providing for the purchase (the “SpotX Acquisition”) by the Company of all of the issued and outstanding shares of capital stock of SpotX, Inc., a Delaware corporation and wholly owned subsidiary of the Seller (“SpotX”). As further described in Item 2.01, the Company completed the acquisition of SpotX on April 30, 2021.

On April 30, 2021, the Company entered into an amendment (the “Amendment”) to the Purchase Agreement with Seller and Seller Parent, pursuant to which, among other things, in connection with the Company’s consummation on March 18, 2021 of an offering of $400 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2026, the parties memorialized the reduction in the amount of the Company’s common stock, par value $0.00001 per share (“Company Common Stock”), and the corresponding increase in the amount of cash, in each case payable to the Seller by the Company under the Purchase Agreement, as previously contemplated by the Purchase Agreement. The Amendment further provides that the closing of the SpotX Acquisition shall take place on April 30, 2021, and adjusts the determination time for certain closing calculations in connection therewith.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Credit Agreement

On April 30, 2021, the Company entered into a credit agreement (the “Credit Agreement”) with Goldman Sachs Bank USA as administrative agent and collateral agent, and other lender parties thereto. The Credit Agreement provides for a $360 million seven-year senior secured term loan facility and a $52.5 million senior secured revolving credit facility. The proceeds from the term loan facility will be used to finance the SpotX Acquisition and related transactions, and for general corporate purposes, and the revolving credit facility will be available for general corporate purposes. The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and those of its subsidiaries that are guarantors under the Credit Agreement.

Amounts outstanding under the Credit Agreement accrue interest at a rate equal to either, (1) for the term loans, at the Company’s election, the Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 5.00% per annum, or ABR (as defined in the Credit Agreement) plus a margin of 4.00%, and (2) for the revolving loans, at the Company’s election, the Eurodollar Rate plus a margin of 4.25% to 4.75%, or ABR plus a margin of 3.25% to 3.75%, in each case, depending on the Company’s first lien net leverage ratio.

The covenants of the Credit Agreement include customary negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant liens and make certain acquisitions, investments, asset dispositions and restricted payments. In addition, the Credit Agreement contains a financial covenant, tested on the last day of any fiscal quarter if utilization of the revolving credit facility exceeds 35% of the total revolving commitments, that requires the Company to maintain a first lien net leverage ratio not greater than 3.25 to 1.00.

The Credit Agreement includes customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments thereunder and realize upon the collateral securing the obligations under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective April 30, 2021, the Company terminated the existing Amended and Restated Loan and Security Agreement, dated as of September 25, 2020, by and among the Borrower, Magnite Hopper, Inc. (f/k/a Rubicon Project Hopper, Inc.), Magnite Bell, Inc. (f/k/a Rubicon Project Bell, Inc.) and Silicon Valley Bank.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2021, the Company completed the purchase of SpotX. The purchase price consisted of approximately $640 million in cash (the “Cash Consideration”) plus 12,374,315 shares (the “Stock Consideration”) of Company Common Stock. The Cash Consideration is subject to customary working capital and other adjustments. The Stock Consideration was issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

The foregoing description of the transactions consummated pursuant to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to both the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 4, 2021, and the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and are incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under “Item 1.01—Entry into a Material Definitive Agreement—Credit Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 2.02 of this Form 8-K is incorporated by reference into this Item 3.02. In connection with the issuance of the Stock Consideration, the Company entered into a registration rights agreement with Seller Parent, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 7.01.	Regulation FD Disclosure.

On April 30, 2021, the Company issued a press release announcing the closing of the SpotX Acquisition. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K may include forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.

We discuss many of the risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q for 2021. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

The financial statements of SpotX required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

Exhibit Number	Description

99.1	Press Release, dated April 30, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNITE, INC.

Date:	April 30, 2021	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary